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                                   EXHIBIT 11

                              BULL RUN CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE

                (Dollars in thousands, except amounts per share)


                                                                             Years Ended December 31
                                                                   1995             1994              1993
                                                                   ----             ----              ----

Primary:
     Net income (loss)....................................     $    723         $    216           $   180
                                                                  =====            =====             =====
Primary shares:
     Weighted average number of shares outstanding.........      22,127           13,350            12,377

     Assuming exercise of options ........................        1,109              184               126
                                                               --------         --------          --------

     Weighted average number of shares outstanding,
     as adjusted..........................................       23,236           13,534            12,503
                                                                  =====            =====             =====
Primary earnings per share:
     Net income (loss)....................................     $    .03         $    .02           $   .01




Assuming full dilution:
     Net income (loss)....................................     $    723         $    216           $   180
                                                                  =====            =====             =====
Fully diluted shares:
     Weighted average number of shares outstanding.......        22,127           13,350            12,377

     Assuming exercise of options.........................        1,151              197               145
                                                                -------         --------         ---------

     Weighted average number of shares outstanding,
     as adjusted..........................................       23,278           13,547            12,522
                                                                  =====            =====             =====
Fully diluted earnings per share:
     Net income (loss)....................................      $   .03          $   .02           $   .01
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                                                    15

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